SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of report (Date of earliest event reported)   December 5, 2000
                                                   ----------------

                       UNOCAL CORPORATION
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      (Exact name of registrant as specified in its charter)



                            Delaware
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         (State or Other Jurisdiction of Incorporation)



      1-8483                                   95-3825062
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(Commission File Number)     (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California   90245
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(Address of Principal Executive Offices)               (Zip Code)



                           (310)  726-7600
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      (Registrant's Telephone Number, Including Area Code)

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Item 5. Other Events.

Enhanced Severance Program

The boards of directors of Unocal Corporation and its Union Oil Company of California subsidiary have approved an enhanced severance program for approximately 2,800 U.S.-payroll employees not represented by collective bargaining agents in the event they lose their jobs through a change of control of the company.

The company is not holding discussions with anyone concerning a sale, merger or other acquisition of the company. The new program is designed to ensure that employees would be treated fairly if a change of control of the company were to occur in the future, thus assisting the company in retaining and attracting key employees in the current competitive labor market.

In the event of a "change of control" of the company, as defined in the company's Long-term Incentive Plan of 1998 (see Exhibit 99 to this report), the program provides for the immediate vesting of accrued benefits and/or accounts of all covered employees under the company's retirement and savings plans and the immediate payment to such employees in cash of bonuses under its annual incentive compensation plans.

The following additional provisions of the program become operative in the event of an employee's involuntary termination (other than for death, disability or misconduct) or constructive discharge within two years following a change of control. "Constructive discharge" includes an employee's resignation within 60 days following certain reductions in pay, benefits and/or perquisites, or as a result of certain work location changes.

The program provides four months of base pay for all eligible employees, regardless of years of service. Employees with at least five years of service also would receive credit for an additional three years of service and three years of age under the company's retirement plans plus the incremental difference in value, if any, of three-fourths of a month of base pay for each completed year of actual service, to a maximum of 20 months, above the discounted present value of the enhancement to the retirement benefit. Employees with less than five years of service would receive the three-fourths of a month of base pay for each completed year of service. Executive officers holding employment agreements would be entitled to the enhanced benefit if they agree to its offset against the change-of-control benefits already provided under such agreements.

The program permits an eligible employee to elect an immediate distribution or rollover of his or her total retirement plan benefits, as enhanced (the amount of which would be based on the highest consecutive 12 months of pensionable pay during the most recent 120 months of service). The program also provides for subsidized "COBRA" medical and dental coverage for 18 months, a "three plus three" enhancement to criteria for determining eligibility and contributions under the company's retiree and special continuation medical coverages and eligibility under its retiree life and AD&D insurance plans, as well as certain other benefits.

The program includes a "tax gross-up" arrangement for employees subject to the excise tax provided for by Section 280G of the Internal Revenue Code. Under this section, excise taxes are imposed on employees receiving change-of-control payments (as defined) that exceed 2.99 times the employee's average annual compensation (as defined). Under the arrangement, an employee who is subject to the excise tax would receive a gross-up payment, in addition to the amounts deemed change-of-control payments, to eliminate the effect of the excise tax. This gross-up arrangement would apply only if the employee's change-of-control payments exceed

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
the excise tax threshold amount of Section 280G by more than 10 percent. Otherwise, such payments would be reduced below the threshold.

The  majority of the costs of the enhancements under the program, over  and above the costs of existing severance plans and change-
of-control  arrangements,  would  be  funded  from  the   surplus
available under the company's qualified retirement plan.

The company has begun to review existing severance programs that would apply to employees of international business units in case a change of control were to occur. Recommendations for any changes or enhancements to these programs will be made in line with local laws and competitive practices.


Item 7.    Financial Statements and Exhibits.

        (c)   Exhibits:    The Exhibit Index on page  4  of  this
     report lists the exhibit filed as part of this report.

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                    UNOCAL CORPORATION
                                        (Registrant)




Date:  December 5, 2000             By: /s/ TERRY G. DALLAS
                                        Terry G. Dallas
                                        Chief Financial Officer

                                3
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                          EXHIBIT INDEX

99     Excerpt from Long-Term Incentive Plan of 1998.

                                                  EXHIBIT 99

              LONG-TERM INCENTIVE PLAN OF 1998

1.   General Description

  The Long-Term Incentive Plan of 1998 provides for granting Nonqualified Stock Options, Restricted Stock Awards, Performance Shares and Performance Bonuses. The Plan succeeds the Unocal Long-Term Incentive Plans of 1985 and 1991, with certain grants under the 1985 and 1991 Plans subject to the provisions of the 1998 Plan as described herein.


2.   Definitions

   The following definitions shall be applicable throughout the Plan but shall not be deemed to apply in other contexts unless specifically provided otherwise:

  . . .

  e. ''Change of Control'' means:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the ''Exchange Act'')(a ''Person'') of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the ''Outstanding Company Common Stock'') or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the ''outstanding Company Voting Securities''); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph
  (iii) of this Section 2(e); or

     (ii) Individuals who, as of June 1, 1998, constitute the Board (the ''Incumbent Board'') cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to June 1, 1998 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                            (i)

     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a ''Business Combination''), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the
  corporation   resulting  from  such  Business  Combination
  (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
  (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such
  Business  Combination)  beneficially  owns,  directly   or
  indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    . . .

                              (ii)